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                                                                    EXHIBIT 3.22

                                     BYLAWS

                                       OF

                      AMERIPATH LUBBOCK 5.01(A) CORPORATION

                         A TEXAS NON-PROFIT CORPORATION

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                                TABLE OF CONTENTS

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ARTICLE I - PURPOSES, POWERS, AND DEFINITIONS..................................................................... 1
            Section 1.1   Statement of Purpose.................................................................... 1
            Section 1.2   Powers.................................................................................. 1
            Section 1.3   Corporate Practice of Medicine.......................................................... 1

ARTICLE II - OFFICES.............................................................................................. 2
            Section 2.1   Principal Place of Business............................................................. 2
            Section 2.2   Registered Agent........................................................................ 2

ARTICLE III - MEMBERS............................................................................................. 2
            Section 3.1   Qualifications, Powers, and Duties...................................................... 2
            Section 3.2   Annual Meeting.......................................................................... 2
            Section 3.3   Special Meetings........................................................................ 2
            Section 3.4   Notice of Meetings, Waiver.............................................................. 2
            Section 3.5   Actions Reserved to the Member.......................................................... 3
            Section 3.6   Action by Members)...................................................................... 4
            Section 3.7   Quorum.................................................................................. 4
            Section 3,8   Voting.................................................................................. 4
            Section 3.9   Membership Book......................................................................... 4
            Section 3.10  No Cumulative Voting.................................................................... 4
            Section 3.11  Action Without A Meeting................................................................ 4
            Section 3.12  Meetings by Telephone................................................................... 5

ARTICLE IV - DIRECTORS............................................................................................ 5
            Section 4.1   General Powers.......................................................................... 5
            Section 4.2   Actions Reserved to the Board........................................................... 5
            Section 4.3   Qualifications and TSBME Requirements................................................... 5
                    Section 4.3-1  Active Practice of Medicine.................................................... 5
                    Section 4.3-2 Conflicts of Interest........................................................... 6
                    Section 4.3-3 Reporting Requirements.......................................................... 6
                    Section 4.3-4 Financial Relationships......................................................... 6
            Section 4.4   Number.................................................................................. 6
            Section 4.5   Election of Directors................................................................... 6
            Section 4.6   Term.................................................................................... 7
            Section 4.7   Removal of Directors.................................................................... 7
            Section 4.8   Vacancies............................................................................... 7
            Section 4.9   Meetings................................................................................ 7
                    Section 4.9-1 Annual and Regular Meetings..................................................... 7
                    Section 4.9-2 Special Meetings................................................................ 7
            Section 4,10  Waiver of Notice........................................................................ 8
            Section 4.11  Quorum and Voting....................................................................... 8
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            Section 4.12  Proxies................................................................................. 8
            Section 4,13  Board Committees........................................................................ 8
                    Section 4.13-1 Quorum......................................................................... 8
                    Section 4,13-2 Membership..................................................................... 8
            Section 4.14  Action Without A Meeting................................................................ 9
            Section 4.15  Resignation............................................................................. 9
            Section 4.16  Meetings by Telephone................................................................... 9

ARTICLE V - OFFICERS.............................................................................................. 9
            Section 5.1   Number and Qualifications............................................................... 9
            Section 5.2   Election and Term....................................................................... 9
            Section 5.3   Removal................................................................................. 9
            Section 5.4   Vacancies............................................................................... 9
            Section 5.5   Duties10
                    Section 5.5-1 President.......................................................................10
                    Section 5.5-2 Vice President..................................................................10
                    Section 5.5-3 Secretary.......................................................................10
                    Section 5.5-4 Treasurer.......................................................................10
                    Section 5.5-5 Assistant Officers..............................................................11
            Section 5.6   Insurance and Bonds of Officers.........................................................11
            Section 5.7   Delegation..............................................................................11
            Section 5.8   Resignations............................................................................11

ARTICLE VI - MISCELLANEOUS......................................................................................  11
            Section 6.1   Contracts...............................................................................11
            Section 6.2   Checks, Drafts, Orders for Payment......................................................12
            Section 6.3   Depositories............................................................................12
            Section 6.4   Voting of Shares and Membership Interests Held by the Corporation.......................12
            Section 6.5   Books and Records.......................................................................12
            Section 6.6   Fiscal Year; Accounting Election........................................................12
            Section 6.7   Loans Prohibited........................................................................12
            Section 6.8   Revocability of Authorizations..........................................................12
            Section 6.9   Transactions in Which Directors or Officers Are Interested..............................13
                    Section 6.9-1 Transactions....................................................................13
                    Section 6.9-2 Quorum..........................................................................13

ARTICLE VII - AMENDMENTS..........................................................................................13
            Section 7.1   Amendments..............................................................................13
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                                     BYLAWS

                                       OF

                       AMERIPATH LUBBOCK 5.01(a) CORPORATION
                          A TEXAS NON-PROFIT CORPORATION

                                    ARTICLE I
                        PURPOSES, POWERS, AND DEFINITIONS

     SECTION 1.1 STATEMENT OF PURPOSE. The purpose of the Corporation is to further any or all purposes permitted under Section 5.01 of the Texas Medical Practice Act, to function as provider organization with the goal of maintaining health care services and developing new services and products to provide quality services to the public in a cost-effective manner, and to transact any and all other business permitted pursuant to the Texas Non-profit Corporation Act.

     SECTION 1.2 POWERS. Except as limited by the Articles of Incorporation or these Bylaws, the Corporation shall have and exercise such powers in furtherance of its purposes as are now or may hereafter be granted by the laws of the State.

     SECTION 1.3 CORPORATE PRACTICE OF MEDICINE. Nothing herein shall be construed as empowering the Member, any officer or employee of the Member, or any non-physician whatsoever, with the authority to interfere with the independent and professional practice of medicine by any director of the Corporation or any physician employee of the Corporation or to intervene in or interfere with the private doctor-patient relationship established between any patient and any director of the Corporation or any physician employee of the Corporation. All such physicians shall remain at all times free to exercise their independent clinical judgments on behalf of their patients, subject only to oversight by and the authority of physician supervisors.

     SECTION 1.4 DEFINITIONS. The terms set forth below shall have the following meanings unless otherwise required by the context in which they may be used:

             ARTICLES OF INCORPORATION. The term "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation filed with the Secretary of State of the State of Texas on the 9th day of June, 1998, and any amendments thereto.

             BOARD. The term "Board" shall mean the Board of Directors of the Corporation.

             BYLAWS. The term "Bylaws" shall mean the Bylaws of the Corporation except where reference is specifically made to the bylaws of another entity or unit.

             CORPORATION. The term "Corporation" shall mean AmeriPath Lubbock 5.01(a) Corporation, a Texas non-profit corporation.

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             MEMBER. The term "Member" shall mean AmeriPath, Inc. or other members of the Corporation described in Section 3.1.

             STATE. The term "State" shall mean, the State of Texas unless otherwise specifically indicated.

                                   ARTICLE II
                                    OFFICES

     SECTION 2.1 PRINCIPAL PLACE OF BUSINESS. The principal business office of Corporation shall be located at 5214 Sixty-Eight Street, Suite 203, Lubbock, Texas 79424. The Corporation may also have offices at such other places both within and without the State of Texas as the Board may from time to time determine or the business of the Corporation may require.

     SECTION 2.2 REGISTERED AGENT. The Corporation shall have and continuously maintain in the State of Texas a registered office and a registered agent whose office is identical with such registered office. The registered office may be, but need not be, identical with the principal business office of the Corporation in the State of Texas, and the name of the registered agent and/or the address of the registered office may be changed from time to time by the Board.

                                   ARTICLE III
                                     MEMBERS

     SECTION 3.1 QUALIFICATIONS, POWERS, AND DUTIES. The Corporation shall have one Member which shall be AmeriPath, Inc. and/or other entities that meet such standards as the initial Member shall establish. Such Member shall exercise such rights and perform such duties as may be provided by law, the Corporation's Articles of Incorporation, or these Bylaws.

     SECTION 3.2 ANNUAL MEETING. The Annual meeting of the Member shall be held at the principal business office of the Corporation or at such other place within or without the State of Texas as may be designated by the caller of the meeting for approval of director nominees and the transaction of such other business as may properly come before the meeting. The Annual meeting shall be held on such date and at such time as shall be determined by the Board and stated in the notice of meeting.

     SECTION 3.3 SPECIAL MEETINGS. Except as otherwise provided by law or by the Articles of Incorporation, special meetings of the Member may be called by the Member, the President or a majority of the Board, and shall be held at the principal business office of the Corporation or such other location and at such time as is stated in the notice calling such meeting.

     SECTION 3.4 NOTICE OF MEETINGS, WAIVER. So long as there is only one Member, no notice shall be required of the annual meeting of the Member. If there is more than one Member, written or printed notice stating the place, day and hour of any meeting of the Members and, in ease of a special meeting of the Members, the purpose(s) for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting,

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either personally or by mail, to each Member of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Member at the address as it appears on the records of the Corporation. Such further, earlier or later notice shall be given as may be required by law. A Member waives notice of a meeting by attendance at the meeting, unless such attendance is to object to the transaction of any business on the ground that the meeting is not lawfully called or convened, or by written waiver signed by the Member, whether before or after the time stated therein. Such waiver shall be equivalent to the giving of proper notice. No notice shall be necessary for any adjourned meeting.

     SECTION 3.5 ACTIONS RESERVED TO THE MEMBER. The Member shall exercise sole authority in the removal of directors in accordance with Section 4.7 and the appointment or removal of officers in accordance with Section 5.2. The following matters shall require the approval of the Member of the Corporation following consultation with the Board:

             (a)   The annual operating and capital budgets of the Corporation;

             (b) Deviations in excess of $5,000.00 from annual operating and capital budgets;

             (c) The sale, lease, mortgage, or other transfer or encumbrance of the real property of the Corporation;

             (d) The sale, lease, mortgage, or other transfer or encumbrance of the personal property of the Corporation in excess of $5,000;

             (e) The merger, acquisition, consolidation, liquidation, or dissolution of the Corporation;

             (f) The borrowing or lending or money or the creation of indebtedness through the guaranty of another's debt or similar action;

             (g)   The working, giving or seeking of grants;

             (h)   The settlement of claims or litigation;

             (i) Contracts or agreements in which the Corporation is at financial risk, including but not limited to employment contracts, management agreements and managed care contracts, including fee-for-service, discounted fee-for-service, risk pool, capitated and other "at risk" service agreements;

             (j) Compensation and benefits for any physician employed or retained by the Corporation;

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             (k)   Subsequent to the organizing and incorporating physicians'
                   selection of the initial Board, the appointment or election of directors in accordance with Section 4.5; and

             (l) The altering, amending, or repeal of the Articles of Incorporation, or of these Bylaws in accordance with Section 7.1.

             (m) Any power not specifically vested in the Board shall be reserved to the Member.

     SECTION 3.6 ACTION BY MEMBERS. Any action which may be required by law, the Articles of Incorporation, or these Bylaws to be taken by the Member shall be evidenced in writing, signed by the president or any vice president of the Member for and on behalf of the Member and shall be filed in the minute book of the Corporation as part of the permanent records of the Corporation.

     SECTION 3.7 QUORUM. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, a majority of the Members entitled to vote, represented in person, shall constitute a quorum at a meeting of Members. If less than a quorum of the Members is present at such meeting, a majority of the Members present shall adjourn the meeting. The vote of a majority of the Members entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the Members, unless the vote of a greater number is required by law or these Bylaws.

     SECTION 3.8 VOTING. At each Members meeting, every Member having the right to vote shall be entitled to vote in person or by proxy. Each Member shall be entitled to one vote on each matter submitted to a vote for which such Member is entitled to vote. The act of a majority of the Members present and voting in person or by proxy at any meeting at which there is a quorum shall be the act of the Members.

     SECTION 3.9 MEMBERSHIP BOOK. The Corporation shall keep at its principal business office, or the office of its transfer agent or registrar, a record of its Members, giving the name and address of each Member.

     SECTION 3.10 NO CUMULATIVE VOTING. No Member may cumulate his votes at any election of directors by giving one candidate as many votes as shall equal the number of such directors multiplied by his vote, or by distributing such votes on the same principle among any number of such candidates, or upon any other matter.

     SECTION 3.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Member may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed and dated by the Member.

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     SECTION 3.12 MEETINGS BY TELEPHONE. The Member may participate in and hold a regular or special meeting by means of a conference telephone or any similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other.

     SECTION 3.13 NON-LIABILITY OF THE MEMBERS. The Members of the Corporation shall not be personally liable for the debts, liabilities, or obligations of the Corporation.

                                   ARTICLE IV
                                   DIRECTORS

     SECTION 4.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed and controlled by the Board, and, subject to any restrictions imposed by applicable law, by the Articles of Incorporation or by these Bylaws, the Board may exercise all the powers of the Corporation.

     SECTION 4.2 ACTIONS RESERVED TO THE BOARD. To the extent specified below, the following powers shall be exercised exclusively by the Board or, upon a resolution approved by a majority of the Board, its physician designee(s):

             SECTION 4.2-1 PRACTICE OF MEDICINE. These Bylaws shall be interpreted in a manner that reserves to physicians the sole authority to engage in the practice of medicine and reserves to the Corporation and its Board of Directors the sole authority to direct the medical, professional, and ethical aspects of the Corporation's practice of medicine.

             SECTION 4.2-2 TERMINATION OF PHYSICIANS. The termination of the retention of any physician to provide medical services on behalf of the Corporation during such physician's term of retention may be accomplished only by the Board or its physician designee(s). Such termination shall be subject to due process procedures adopted by the Board or its physician designee(s) or provided by the retention agreement between the Corporation and the subject physician.

             SECTION 4.2-3 PROFESSIONAL POLICIES APPROVAL. All credentialing, quality assurance, utilization review and peer review policies of the Corporation shall be approved exclusively by the Board.

     SECTION 4.3 QUALIFICATIONS AND TSBME REQUIREMENTS.

             SECTION 4.3-1 ACTIVE PRACTICE OF MEDICINE. Each director shall (i) at all times be a physician duly licensed to practice medicine by the Texas State Board of Medical Examiners ("the TSBME") and actively engaged in the practice of medicine, and (ii) comply with the meeting attendance requirements established by the Board and set forth in the Corporation's policies and procedures. For purposes of these Bylaws, the term "actively engaged in the practice of medicine" shall be as defined by the TSBME.

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             SECTION 4.3-2 CONFLICTS OF INTEREST. No director shall, at any time during his or her service on the Board, serve on the Board of Directors, be an officer, or serve in any capacity other than as a provider of professional services for or in any physician-hospital organization, physician organization, or other provider entity reasonably seen as being competitive with the Corporation.

             SECTION 4.3-3 REPORTING REQUIREMENTS. At any time during his or her term of office, each director shall report to the TSBME any act or event which such director reasonably and in good faith believes constitutes a violation or attempted violation of the Medical Practice Act or the TSBME rules governing 5.01(a) organizations. Further, upon election or appointment and biennially thereafter as applicable, each director shall submit to the TSBME a sworn statement providing that (1) he or she is licensed by the TSBME; (2) he or she is actively engaged in the practice of medicine as defined by applicable regulations; (3) he or she shall exercise independent judgment as a director in all matters and, specifically in matters relating to credentialing, quality assurance, utilization review, peer review, and the practice of medicine; (4) in serving as a director of the Corporation, he or she shall use best efforts to cause the Corporation to comply with all relevant provisions of the Texas Medical Practice Act and TSBME rules; and (5) he or she shall report to the TSBME any action or event which such director reasonably and in good faith believes constitutes a violation or attempted violation of the Medical Practice Act or the TSBME rules governing 5-01 (a) organizations.

             SECTION 4.3-4 FINANCIAL RELATIONSHIPS. Any director or nominee who has a financial relationship with (i) any Member, (ii) any other director of the Corporation, (iii) any physician retained to provide medical services to or on behalf of the Corporation, (iv) any other person providing or anticipated to provide services or supplies to or on behalf of the Corporation in excess of $10,000 during a 12-month period, or (v) any affiliate of any of the parties identified in (i), (ii) or (iv), shall disclose the existence and nature of such relationship to the Member and the Board of Directors at the time of nomination, appointment and election, and also to the TSBME in the initial application and thereafter in any biennial statements.

     SECTION 4.4 NUMBER. The number of directors which shall constitute the whole Board shall be not less than three (3). Except as to the number of initial directors, the number of directors shall be determined by the Board and approval of the Member of the Corporation.

     SECTION 4.5 ELECTION OF DIRECTORS. The initial directors shall be selected by the organizing and incorporating physician(s) consistent with the Corporation's missions, goals and purposes. Subsequent to the appointment of the initial Directors, all successive Directors shall be selected in the following manner: (1) The Member shall present a slate of nominees to the then current Board; (2) The Board shall vote on the slate of candidates, and if the majority of the Board approves the slate, the Member shall appoint one or more names on the slate, as necessary, to fill the vacant positions; (3) If a majority of the Board does not approve the slate of nominees, the Member shall propose a new slate of nominees, and the procedure described in step two (2) shall be repeated.

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     SECTION 4.6 TERM. The directors named in the Articles of Incorporation shall hold office until their successors are elected and qualified. Thereafter, directors shall be divided into two (2) classes for purposes of staggering terms of office. Each group of directors shall be equal in number or as nearly equal as possible to the number of directors in the other groups. The terms of office of directors of the first group shall expire at the first annual meeting of Member after their election, and the terms of the second group shall expire at the second annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the group whose terms expires at the time of such annual meeting shall be elected to hold office until the second succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of the Member. Unless removed earlier, directors may serve unlimited two-year terms.

     SECTION 4.7 REMOVAL OF DIRECTORS. The following provisions govern the removal of directors:

             (a) BY THE MEMBER. The Member may remove a director without cause.

             (b)   BY THE CORPORATION.

                   (i) Any director may be removed without cause by a majority vote of the Board of Directors, not including the director sought to be removed, provided that such removal is approved by the Member.

                   (ii) Any director who ceases to meet the qualifications of this Article may be removed by the Board of Directors effective as of the date such qualifications cease to be met, and such removal shall not require the approval of the Member.

     SECTION 4.8 VACANCIES. Any vacancies among the directors shall be filled in the manner specified in Section 4.5. A director elected to fill a vacancy shall serve for the unexpired term of such director's predecessor in office.

     SECTION 4.9 MEETINGS.

             SECTION 4.9-1 ANNUAL AND REGULAR MEETINGS. Regular meetings of the Board may be held with or without notice and at such time and at such place as shall be determined by the Board. The first meeting of each newly elected Board shall be held without notice immediately following the annual meeting of the Member and at the same place unless such time or place shall be changed by the unanimous consent of the directors then serving. Except as may be otherwise provided by law, by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at nor the purpose of any regular meeting of the Board need be specified in the notice or waiver of notice of such meeting.

             SECTION 4.9-2 SPECIAL MEETINGS. Special meetings of the Board may be called by the President or upon the written request of a majority of the directors. Notice of each

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     special meeting of the Board shall be given to each director at least two
     (2) days before the meeting, and such notice shall include the date, time, and place of the meeting. The purpose of the meeting need not be specified in the notice.

     SECTION 4.10 WAIVER OF NOTICE. Notice of a meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Except as otherwise provided by applicable law or by these Bylaws, neither the business to be transacted at nor the purpose of any regular meeting or special meeting of the Board need be specified in the waiver of notice of such meeting.

     SECTION 4.11 QUORUM AND VOTING. At all meetings of the Board, a majority of the directors present in person shall constitute a quorum for the transaction of business, and, unless otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, the act of a majority of the directors present and voting in person at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of directors, the directors present shall adjourn the meeting without notice other than announcement at the meeting.

     SECTION 4.12 PROXIES. Voting by proxies shall be prohibited.

     SECTION 4.13 BOARD COMMITTEES. The Board may by resolution adopted by a majority of the directors designate and appoint committees, including but not limited to an Executive Committee, which may or may not exercise the authority of the Board, as determined by the Board. To the extent permitted by law, by appropriate resolution the Board may authorize one or more committees to act on its behalf when it is not in session. Neither the designation of one or more committees to exercise authority of the Board nor the delegation to any committee of such authority to a committee shall relieve the Board or any individual director of any responsibility imposed upon the Board or such director by law. Committee members shall be indemnified as are directors as described in the Articles of Incorporation.

             SECTION 4.13-1 QUORUM. A majority of the members of a Board committee shall constitute a quorum for the transaction of business at any meeting of the committee, unless otherwise specifically provided by the Articles of Incorporation or these Bylaws. If less than a majority of the members of the committee are present at such meeting, a majority of the committee members present may adjourn the meeting from time to time without further notice, until a quorum shall be present. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.

             SECTION 4.13-2 MEMBERSHIP. Each committee shall consist of at least two persons. The Board shall have the power at any time to change the number of members of any such committee, or to fill vacancies, or to discharge any member or any such committee. Committee members may be appointed by the Board or, at the Board's option, by the

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     individual designated by the Board to chair the committee. Unless otherwise provided by the Board, committee members may be but need not be directors, except that any committee that exercises Board authority shall consist of a majority of directors. Any non-directors who is a committee member shall have the same responsibility with respect to the committee as shall a director who is a committee member.

     SECTION 4.14 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board or any Board committee may be taken without a meeting if a consent in writing, describing the action so taken, is signed and dated by all the members of the Board or committee, as the case may be.

     SECTION 4.15 RESIGNATION. A director may resign at any time by delivering written notice to the Board or the president. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the pending vacancy may be filled as outlined in Section 4.5 before the effective date provided that the successor does not take office until the effective date.

     SECTION 4.16 MEETINGS BY TELEPHONE. Directors and committee members may participate in and hold a regular or special meeting by means of a conference telephone or any similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other.

                                    ARTICLE V
                                    OFFICERS

     SECTION.5.1 NUMBER AND QUALIFICATIONS. The officers of the Corporation shall consist of at least a president, one or more vice presidents, a secretary, and a treasurer. The Corporation may also have such other officers and such agents as the Member may from time to time determine. Any one person may serve in more than one office, except that no one person shall simultaneously hold the office of the president and the secretary. The officers need not be directors of the Corporation.

     SECTION 5.2 ELECTION AND TERM. The Member shall select officers at its first meeting at which a quorum shall be present after the annual meeting of Member or whenever a vacancy exists. Each officer shall hold office for a one-year term or until such officer's successor has been duly chosen and qualified, or until his death, resignation or removal.

     SECTION 5.3 REMOVAL. Any officer or agent may be removed by the Member with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

     SECTION 5.4 VACANCIES. Any vacancy in any office for any cause may be filled by the Member for the unexpired portion of the term.

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     SECTION 5.5 DUTIES. The officers of the Corporation shall have such powers and duties, except as modified by the Member as applicable, as generally pertain to their respective offices, as well as such powers and duties as from time to time shall be conferred by the Board or Member as applicable and by these Bylaws.

             SECTION 5.5-1 PRESIDENT. The president shall serve as the chairman of the Board as well as the chief executive officer of the Corporation. The president shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject to the control of the Board or Member as applicable. The president shall: (a) at each annual meeting, and from time to time, report to the Member and to the Board on all matters within the president's knowledge, which, in his opinion, the interest of the Corporation may require to be brought to their notice; (b) preside at all meetings of the Board; (c) attend all meetings of the Member; (d) sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board, the Member or by these Bylaws to some other officer or agent of the Corporation; and (e) in general, perform all duties incident to the office of president, and such other duties as from time to time may be assigned by the Board or as are prescribed by these Bylaws.

             SECTION 5.5-2 VICE PRESIDENT. Each vice president shall have such powers and duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the president and (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the president's absence or inability to act at the time such action was taken.

             SECTION 5.5-3 SECRETARY. The secretary shall: (a) prepare the minutes of all meetings of the Member and of the Board and keep such minutes, as well as the minutes of all committees of the Board, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) serve as custodian of the corporate records of the Corporation;
     (d) have general charge of such books and papers as the Board may direct, including, without limitation, a record of the names and addresses of all Members in alphabetical order, all of which shall, at all reasonable times, be open to the examination of any Member, or his agent or attorney, for any proper purpose; and (e) authenticate records of the Corporation. The secretary shall also perform all duties and exercise all powers incident to the office : of the secretary and such other duties and powers as the Board and/or Member as applicable, or the president from time to time may assign or confer.

             SECTION 5.5-4 TREASURER. The treasurer shall: (a) keep complete and accurate books and records of account, showing accurately at all times the financial condition of the

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     Corporation; (b) be the legal custodian of all monies, notes, securities, and other valuables that may from time to time come into the possession of the Corporation; and (c) furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Corporation. The treasurer shall also perform all duties and exercise all powers incident to the office of the treasurer and such other duties and powers as the Board and/or Member as applicable, or the president from time to time may assign or confer.

             SECTION 5.5-5 ASSISTANT OFFICERS. Any assistant officer(s) appointed by the Board shall have power to perform, and shall perform, all duties incumbent upon the appropriate officer(s) of the Corporation subject to the general direction of such officers, and shall perform such other duties as the Bylaws may require or the Board or Member as applicable may prescribe.

     SECTION 5.6 INSURANCE AND BONDS OF OFFICERS. The Corporation shall indemnify directors, officers, employees and agents of the Corporation to the fullest extent required by the Texas Non-Profit Corporation Act as it may be amended from time to time and shall indemnify such persons to the fullest extent permitted by law. The Corporation shall also advance to such Indemnitiee expenses incurred in connection with any proceeding in which the indemnitee shall seek indemnification to the fullest extent permitted by law. The Corporation may secure insurance on behalf of directors and officers against any liability asserted against them individually or collectively, for actions taken by them as directors and officers. The Corporation may also procure a fidelity bond to indemnify itself against the misfeasance or nonfeasance of any officer or director. This provision shall be deemed to be a contract between the Corporation and each indemnitee and shall not be amended without the written agreement of the Corporation and the indemnitee affected by such amendment.

     SECTION 5.7 DELEGATION. The Board shall make appropriate delegations of authority to the officers. In case of an officer's absence or for any other reason, the Board or Member, as applicable, may delegate temporarily the powers and duties of any officer of the Corporation to any other officer and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee subject to the general supervision by such officer.

     SECTION 5.8 RESIGNATIONS. An officer may resign at any time by delivering notice to the Board or Member as applicable. Any such resignation shall be made in writing and shall take effect at the time it is delivered unless the notice specifies a later effective date. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. If a resignation is made effective at a later date and the Corporation accepts such future effective date, the Board, subject to Member approval, may fill the pending vacancy before the effective date provided, that the successor does not take office until the effective date.

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                                   ARTICLE VI
                                  MISCELLANEOUS

     SECTION 6.1 CONTRACTS. Subject to Member approval, the Board may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose or any amount.

     SECTION 6.2 CHECKS, DRAFTS, ORDERS-FOR PAYMENT. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers of the Corporation and in such manner as shall from time to time be determined by resolution of the Board subject to Member approval.

     SECTION 6.3 DEPOSITORIES. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in one or more such banks, trust companies or other depositories as the President may from time to time designate, upon such terms and conditions as shall be fixed by the President subject to Member approval. The President may from time to time authorize the opening and keeping with any such depository as it may designate, of general and special bank accounts and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem necessary.

     SECTION 6.4 VOTING OF SHARES AND MEMBERSHIP INTERESTS HELD BY THE CORPORATION. Unless otherwise ordered by the Board, the president or, in the president's absence or disability, the secretary, shall have full power and authority on behalf of the Corporation to attend, to vote and to grant proxies to be used at any meeting of members of such corporation in which the Corporation may hold stock or voting membership. The Board, subject to approval by the Member, may confer like powers upon any other person or persons.

     SECTION 6.5 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall also keep records of the actions of the Corporation., which records shall be open to inspection by the Member at any reasonable time.

     SECTION 6.6 FISCAL YEAR; ACCOUNTING ELECTION. The fiscal year of and the method of accounting for the Corporation shall be as the Board shall determine subject to Member approval.

     SECTION 6.7 LOANS PROHIBITED. No loans shall be made by the Corporation to its directors, officers or employees, or to any other corporation, firm, association, or other entity in which one or more of its directors, officers or employees is a director, officer or employee or holds a substantial financial interest.

     SECTION 6.8 REVOCABILITY OF AUTHORIZATIONS. No authorization, assignment, referral or delegation of authority by the Board to any committee, officer, agent or other official of the

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Corporation, or any other organization which is associated or affiliated with or conducted under the auspices of the Corporation, shall preclude the Board from exercising the authority required to meet its responsibility. The Board shall retain the right to rescind any such Board authorization, assignment, referral or delegation in its sole discretion.

     SECTION 6.9 TRANSACTIONS IN WHICH DIRECTORS OR OFFICERS ARE INTERESTED.

             SECTION 6.9-1 TRANSACTIONS. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation, and any other corporation, firm, or entity in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest or whose immediate family members have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because such director(s) or officer(s) is (are) present at or participates in the meeting of the Board or a committee thereof that authorizes, approves, or ratifies such contract or transaction, or solely because his or their votes arc counted for such purposes, if:

                   A. The fact of such relationship or interest is disclosed or known to the Board or the committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors) or officer(s); or

                   B. The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board or a committee thereof.

             SECTION 6.9-2 QUORUM. Common or interested directors or officers may be counted in determining the presence of a quorum at a meeting of the Board or of a committee thereof that authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE VII
                                   AMENDMENTS

     SECTION 7.1 AMENDMENTS. Unless otherwise required by law, the Bylaws may be altered, amended, or repealed, and new Bylaws adopted, by the Member subject to the approval of a majority of the Board of Directors then in office.


Adopted as of the ___day ____,_of 1998.

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